Exhibit 10.4

 [●], 2021

Schultze Special Purpose Acquisition Corp. II

800 Westchester Avenue, Suite S-632

Rye Brook, NY 10573

Ladies and Gentlemen:

Schultze Special Purpose Acquisition Corp. II (the “Company”), a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”). The Company currently anticipates selling units (“Units”) in the IPO, each comprised of one share of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”) and one-third of one redeemable warrant (“Warrant”), each whole Warrant to purchase one share of Common Stock.

The undersigned hereby commits to purchase an aggregate of 4,133,333 warrants of the Company (“Initial Private Placement Warrants”) at $1.50 per Initial Private Placement Warrant for an aggregate purchase price of $6,200,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO (“Underwriters”) exercise their over-allotment option in full or part, the undersigned further commits to purchase up to an additional 340,000 warrants (“Additional Private Placement Warrants” and together with the Initial Private Placement Warrants, the “Private Placement Warrants”) at $1.50 per Additional Private Placement Warrant, for an aggregate purchase price of up to $510,000 (the “Over-Allotment Purchase Price”). The Private Placement Warrants will be identical to the Warrants underlying the Units except as described in the Company’s registration statement on Form S-1 (File No. 333-[●]) filed in connection with the IPO (“Registration Statement”) and set forth below.

On the date of the closing of the IPO (the “IPO Closing Date”), the Company shall issue and sell to the undersigned, and the undersigned shall purchase from the Company, the Initial Private Placement Warrants for the Initial Purchase Price. At least one (1) business day prior to the IPO Closing Date, the undersigned will cause the Initial Purchase Price to be delivered by wire transfer of immediately available funds to the accounts designated by the Company, including to the trust account at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”), in accordance with the Company’s wiring instructions. On the IPO Closing Date, subject to receipt of funds pursuant to the immediately prior sentence, the Company shall effect delivery of the Initial Private Placement Warrants to the undersigned in book-entry form.

On the date of the closing of the over-allotment option, if any, in connection with the IPO (each such date, an “Over-Allotment Closing Date,” and each Over-Allotment Closing Date (if any) and the IPO Closing Date, a “Closing Date”), the Company shall issue and sell to the undersigned, and the undersigned shall purchase from the Company, the Additional Private Placement Warrants (or, to the extent the over-allotment option is not exercised in full, a lesser number of Additional Private Placement Warrants in proportion to the portion of the over-allotment option that is exercised). At least one (1) business day prior to the applicable Over-Allotment Closing Date, the undersigned will cause the Over-Allotment Purchase Price to be delivered by wire transfer of immediately available funds to the accounts designated by the Company, including to the Trust Account, in accordance with the Company’s wiring instructions. On each Over-Allotment Closing Date, if any, subject to receipt of funds pursuant to the immediately prior sentence, the Company shall effect delivery of the Additional Private Placement Warrants to the undersigned in book-entry form.

The Private Placement Warrants will be identical to the Warrants underlying the Units, except that:

●	the Private Placement Warrants (i) will not be redeemable by the Company (subject to certain exceptions as described in the Registration Statement and set forth in the warrant agreement governing the Private Placement Warrants (the “Warrant Agreement”)) and (ii) may be exercised for cash or on a cashless basis, as described in the Registration Statement, in each case so long as they are held by the undersigned or any of its permitted transferees;

●	the Private Placement Warrants and the underlying securities (collectively, the “Securities”) will not be transferable by the undersigned until 30 days after the consummation of a Business Combination (subject to certain exceptions as described in the Registration Statement and set forth in the Warrant Agreement);

●	the Securities will be subject to customary registration rights, pursuant to a registration rights agreement on terms agreed upon by the Company and the Underwriters to be filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”); and

●	the Securities will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the Underwriters in order to consummate the IPO, which terms or restrictions will be described in the Registration Statement.

The undersigned acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter and (ii) the Registration Rights Agreement.

The undersigned hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

(a)	it has been advised that the Securities have not been registered under the Securities Act;

(b)	it is acquiring the Securities for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof;

(c)	it understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the undersigned’s compliance with, the representations and warranties of the undersigned set forth herein in order to determine the availability of such exemptions and the eligibility of the undersigned to acquire such Securities;

(d)	it is an “accredited investor” as defined by Rule 501(a)(3) of Regulation D promulgated under the Securities Act, and it has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act. The undersigned did not decide to enter into this letter agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act;

(e)	it has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the undersigned. The undersigned has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The undersigned understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities;

(f)	it understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the undersigned nor have such authorities passed upon or endorsed the merits of the offering of the Securities;

(g)	it understands that: (A) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (B) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the undersigned understands that the U.S. Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act;

(h)	it has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The undersigned has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The undersigned can afford a complete loss of its investments in the Securities;

(i)	it understands that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement and be subject to appropriate “stop transfer restrictions”;

(j)	it has full power, authority and legal capacity to execute and deliver this letter agreement and any documents contemplated herein or needed to consummate the transactions contemplated in this letter agreement;

(k)	this letter agreement constitutes a legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law); and

(l)	the execution and delivery by the undersigned of this letter agreement and the fulfillment of and compliance with the terms hereof by the undersigned do not and shall not as of each Closing Date (a) conflict with or result in a breach by the undersigned of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the undersigned’s equity or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the undersigned’s organizational documents in effect on the date hereof or as may be amended prior to completion of the contemplated IPO, or any material law, statute, rule or regulation to which the undersigned is subject, or any agreement, instrument, order, judgment or decree to which the undersigned is subject, except for any filings required after the date hereof under federal or state securities laws.

All of the representations and warranties contained herein shall survive each Closing Date. Except as otherwise expressly provided herein, all covenants and agreements contained in this letter agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this letter agreement, other than assignments by the undersigned to affiliates thereof (including, without limitation one or more of its members). This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

Whenever possible, each provision of letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this letter agreement. This letter agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or electronic transmission.

This letter agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

This letter agreement may be terminated by the Company or the undersigned at any time after [●], 2021 upon written notice to the other party hereto if the closing of the IPO does not occur prior to such date.

[Signature Page Follows]

Very truly yours,

Schultze Special Purpose Acquisition Sponsor II, LLC

By:	Schultze Asset Management, LP
By:	Schultze Asset Management GP, LLC

By:
	Name:	George J. Schultze
	Title:	Managing Member

Accepted and Agreed:

Schultze Special Purpose Acquisition Corp. II

By:
	Name:	George J. Schultze
	Title:	Chief Executive Officer

[Signature Page to Warrant Purchase Agreement]

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